                            ARKANSAS MUNICIPALS PORTFOLIO
                    (formerly called Arkansas Tax Free Portfolio)


                          AMENDMENT TO DECLARATION OF TRUST

                                   January 1, 1996

              AMENDMENT, made January 1, 1996 to the Declaration of Trust made May 1, 1992, as amended June 13, 1994, (hereinafter called the "Declaration") of Arkansas Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on January 1, 1996.

              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;

              NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration in the following manner:

              1. The caption at the head of the Declaration is hereby amended to read as follows:

                            ARKANSAS MUNICIPALS PORTFOLIO

              2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

                                      ARTICLE I

              1.1. Name. The name of the trust created hereby (the "Trust") shall be Arkansas Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 1st day of January, 1996.

       _________________________              ___________________________
       Donald R. Dwight                       Norton H. Reamer

       _________________________              ___________________________
       James B. Hawkes                        John L. Thorndike
       _________________________              ___________________________
       Samuel L. Hayes, III                   Jack L. Treynor